As filed with the Securities and Exchange Commission on April 22, 2002

Registration No. 333-82656

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________________

Amendment No. 1 to FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORM SB-2

Registration Statement

Under the Securities Act of 1933

____________________________________

VIRTUALLOT, INC.

(Exact name of Registrant as specified in its charter)

NEVADA 1164723 88-0512305

(State or other jurisdiction (Primary Standard (I.R.S. Employer

Of incorporation or Industrial Classification Identification Number)

Organization) Code Number)

FRANK CRNKOVICH

5016 ADELAIDE COURT 5016 ADELAIDE COURT

WINNEMUCCA, NEVADA 89445 WINNEMUCCA, NEVADA 89445

(775) 625-4334 (775) 625-4334

(Address, and telephone number (Name, address and telephone number

Of principal executive offices) of agent for service)

Copies to:

DAVID O. BLACK

BLACK, STITH & ARGYLE, P.C.

5806 SOUTH 900 EAST

SALT LAKE CITY, UT 84121

TELEPHONE: (801) 484-3017

FACIMILE: (801) 892-0116

_____________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering as provided in Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed as provided in Rule 462(c) Under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed as provided in Rule 462(d) Under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made as provided in Rule434 please check the following box. []

CALCULATION OF REGISTRATION FEE

Amount Being Proposed maximum Proposed maximum

Registered offering price per unit aggregate offering price Fee Due

2,030,000 $ 0.50 $ 1,015,000.00 $ 242.58

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The 2,030,000 shares being offered for immediate sale by shareholders of the registrant.

Preliminary Prospectus

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the common stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock and it is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.

VIRTUALLOT, INC.

RESALE OF 2,030,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of 2,030,000 shares of our common stock by all of our unaffiliated stockholders, which is not being underwritten. A list of the selling shareholders is provided on page 24. We will not receive any proceeds from the sale of these shares.

Virtuallot is an early staged consignment auto sales company that intends to develop and design an Internet web site that advertises and sells used cars, trucks and recreational vehicles. Other features will be available such as financing, warrantees and insurance, helpful hints and other consumer friendly services. We currently have no customers and have not entered into any agreements with any support entities.

We have minimal assets. We have not generated any revenue to date and have had losses since inception through January 23, 2002, in the amount of $ (30,850). As of January 23, 2002, we had cash reserves of approximately $9,150. Subsequently, on January 31, 2002, a stock subscription receivable was collected to increase approximate cash reserves to $14,150.

Our common stock is not currently traded on any exchange or on the OTC Electronic Bulletin Board. We do not expect an active trading market for our common stock to develop. If a market does develop, it will likely be limited, sporadic, and highly volatile.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. WE URGE YOU TO READ THE RISK FACTORS SECTION BEGINNING ON PAGE 3 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

TABLE OF CONTENTS

PROSPECTUS SUMMARY 4

OUR COMPANY 4

OUR BUSINESS STRATEGY 4

OUR COMPANY INFORMATION 5

THE OFFERING 5

SUMMARY OF FINANCIAL DATA 6

RISK FACTORS 6

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS 8

USE OF PROCEEDS 9

DIVIDEND POLICY 9

DETERMINATION OF OFFERING PRICE 9

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS 9

General 10

Plan of Operations for year end 2002 10

BUSINESS 11

General 11

Business Strategy 12

Revenues 15

Marketing Strategy 16

Competition 17

Web Site 17

Government Regulation 17

Employees 18

Legal Proceedings 18

Facilities 18

MANAGEMENT 19

Director and Executive Officer 19

EXECUTIVE COMPENSATION 20

PRINCIPAL STOCKHOLDERS 21

RELATED PARTY TRANSACTIONS 21

DESCRIPTION OF CAPITAL STOCK 21

Common Stock 21

Preferred Stock 22

Transfer Agent 22

SHARES ELIGIBLE FOR FUTURE SALE 22

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS 23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES 25

INTEREST OF NAMED EXPERTS AND COUNSEL 25

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS 25

EXPERTS 26

LEGAL MATTERS 26

WHERE YOU CAN FIND MORE INFORMATION 26

INDEMNIFICATION OF DIRECTORS AND OFFICERS 26

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION 27

RECENT SALES OF UNREGISTERED SECURITIES 27

EXHIBITS 28

UNDERTAKINGS 28

SIGNATURES 28

AUDITOR S REPORT AND FINANCIAL STATEMENTS 29

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 3 and the financial statements.

Our Company

Virtuallot is an early stage consignment auto sales company that intends to develop and design an Internet web site that advertises and sells used cars, truck and recreational vehicles. Other features will be available such as financing, warrantees and insurance, helpful hints and other consumer friendly services. We are controlled by our majority shareholder, Frank Crnkovich, who is also our sole officer, director, and employee. Mr. Crnkovich devotes approximately 15% of his work schedule to our operations.

Our Business Strategy

Our objective is to develop a web site that appeals to and attracts sellers, buyers and various advertisers. We plan to attain this goal through the following key strategies:

Creating an appealing website

Building a reputable name

Enhancing and expanding services

Maintain technology focus & expertise

Develop and grow a repeat customer base

Attracting and developing advertisers

Expanding to a national service

Attracting quality employees

Our Company Information

Our address is 5016 Adelaide Court, Winnemucca, Nevada, 89445.

Our phone number is (775) 625-4334.

The Offering

The shares offered by this prospectus are being offered by all of our stockholders other than our sole officer, director and majority shareholder, Frank Crnkovich. Stockholders acquired the shares being offered for resale in exempt private offerings. For a description of how you can purchase shares in this offering and a list of the selling stockholders, please see the Plan of Distribution and Selling Stockholders section on page 22.

Common stock outstanding: 22,030,000 shares.

Shares of common stock

to be resold by the

selling stockholders: 2,030,000 shares.

Market for our common stock: Our common stock is not traded on an exchange or on the OTC Bulletin Board. We can provide no assurance that there will be a market in the future for our common stock.

Summary of Financial Data

Our financial statements are provided for the period from inception, December 18, 2001, through January 23, 2002. Our business operations were minimal.

Statement of Operations Data:

        For the From

Period from Inception on

December 18, December 18,

2001 Through 2001 Through

January 23, January 23,

2002 2002

REVENUES $ - $ -

EXPENSES 30,850 30,850

NET LOSS $ (30,850) $ (30,850)

BASIC LOSS PER SHARE $ (0.00) $ (0.00)

WEIGHTED AVERAGE NUMBER OF 20,174,000 20,174,000

SHARES OUTSTANDING



RISK FACTORS

THE FOLLOWING SECURITIES OFFERED HERE BY INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT.

Risks Associated with Our Business

INTERNET COMPANY WITH NO HISTORY OF OPERATING RESULTS

The Company is a start-up operation. This operation has not generated any revenue to date. Consequently, there is a no operating history on which you can base your evaluation of the business and prospects of our operation.

WE MAY NEVER GENERATE REVENUE AND WILL BE DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO FUND FUTURE OPERATIONS AND MAY HAVE TO CEASE OPERATIONS.

We anticipate that our operating expenses will increase as we incur additional costs and expenses in connection with development of the web site, marketing our services, and other general and administrative expenses. To execute our business plan as intended, we anticipate we will need a minimum of $1,000,000, or $62,500 per month to develop our web site, fund sales and marketing expenses, and fund general working capital expenses. As of January 23, 2002, we have not generated any revenue.

As of January 23, 2002, we have approximately $9,150 in cash reserves. Subsequently, on January 31, 2001, a stock subscription receivable was collected to increase approximate cash reserves to $14,150.00. With such limited existing cash reserves and without any current sources of internal liquidity, we will be dependent on our ability to raise additional capital. We have reduced our monthly working capital expenditures to approximately $1,000 until we are able to raise additional capital. We are able to work on such a limited budget because we have only one employee and we have minimal overhead expenses. We believe these cash reserves will provide sufficient working capital to maintain our reduced operations through March 2003.

We have reduced our operations to a level in which we are conducting limited web site development and are attempting to raise additional capital. Without additional capital, we may not be able to:

Develop our web site;

Hire additional employees;

Market our services and products; or

Respond to competitive pressures or unanticipated capital requirements.

If we are unable to raise additional capital before use of our cash reserves by March 2003, we may have to cease operations. For a description of our plan of operations, please see the Management s Discussion and Analysis of Financial Conditions and Plan of Operations section on page 9.

WE ARE IN A COMPETITIVE INDUSTRY WITH SEVERAL COMPANIES WITH GREATER FINANCIAL AND TECHNICAL RESOURCES, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUE.

The market for our products is highly competitive. As of January 23, 2002, we do not have any members, strategic partners, and we have not sold any products. Our competitors include several large companies with substantially greater financial, technical and marketing resources than ours. These competitors may be able to devote greater resources than we can to the development, promotion and sale of their services and respond more quickly than we can to new technologies or changes in customer preferences. We expect increased competition in the future that could adversely affect our ability to generate revenue and market share. Our current competitors include but are not limited to:

Providers of online automotive sales and services;

Traditional car dealerships; and

Local and national traditional advertisement publications.

If we cannot establish a market presence, we will have difficulty competing effectively with current or future competitors, especially those with significantly greater resources. If we are unable to compete, we will likely have difficulty generating revenue.

WE WILL LIKELY NOT BE ABLE TO GENERATE ANY REVENUE THROUGH THE SALE OF PRODUCTS OR SERVICES ON OUR WEB SITE UNTIL WE ARE ABLE TO FURTHER DEVELOP OUR WEB SITE.

We do not currently sell any products or offer any services on our web site. We believe that in order to sell products and/or services, or enter into agreements with third parties to offer their products and services on our web site, we will need to expend a significant amount of capital into the development our web site. We have estimated that it will cost approximately $200,000 to develop our web site and to provide virtual 360-degree interior and exterior tours. If we are unable to raise approximately $200,000 for this development, we will not be able to develop our web site and will likely not generate any revenue.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS AND/OR SPONSORS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE REVENUES.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our online services, we will be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If our business or marketing strategy fails for any reason and we are unable to cost efficiently increase our user base, our ability to generate revenues will suffer. If for any reason our web site is ineffective at attracting consumers or we are unable to keep consumers satisfied with our service, we may not be able to establish a large user base and may not be able to generate advertising revenues.

WE EXPECT TO RELY ON RELATIONSHIPS WITH THIRD PARTY WEB SITES TO ATTRACT VISITORS TO OUR WEB SITE. THESE RELATIONSHIPS MAY NOT DEVELOP, MAY TERMINATE OR MAY NOT PRODUCE A SIGNIFICANT NUMBER OF VISITORS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO INCREASE OUR REVENUE.

We expect to rely on contractual relationships with third party web sites to attract a portion of the user traffic on our web site at www.virtuallot.net. We may not be able to establish these relationships, or if we do establish relationships, they may not produce a significant number of visitors. Our ability to enter into third party relationships is a key part of our business plan, and if we are unable to enter these relationships, we believe we will have difficulty generating revenue.

As of January 23, 2002, we have not entered into agreements with any third parties to redirect their users to our web site. We can provide no assurance that we will be able to enter into new agreements. Our failure to establish relationships or fully capitalize on these relationships could reduce, or prevent us from increasing, the number of visitors to our web site, which could make it more difficult for us to market our products, attract corporate sponsors and generate subscription, transaction and e-commerce revenue.

DEPENDENCE ON KEY PERSONNEL

Management of the Company will depend to a great extent upon the availability of Mr. Frank Crnkovich, the Company s sole director and officer, and controlling stockholder. The loss of the services of Mr. Crnkovich would have a significant adverse effect upon the business of the Company until a suitable replacement could be found. The Company is in the process of entering into a five-year employment agreement with Mr. Crnkovich. We do not currently have an employment agreement with Mr. Crnkovich.

OUR CHARTER DOUMENTS MAY DISCOURAGE AN ACQUISTION OF VIRTUALLOT, INC. THAT COULD DEPRIVE OUR STOCKHOLDERS OF OPPORTUNITIES TO SELL THEIR SHARES AT PRICES HIGHER THAN PREVAILING MARKET PRICES.

Provisions of our articles of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. We may issue shares of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. Our issuance of this preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock and potentially prevent the payment of a premium to stockholders in an acquisition. Our charter and by-laws also provide that special stockholders meetings may be called only by our board of directors with the result that any third-party takeover not supported by the board of directors could be subject to significant delays and difficulties.

BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, YOU WILL ONLY BE ABLE TO BENEFIT FROM HOLDING OUR STOCK IF THE STOCK PRICE APPRECIATES.

We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the future. As a result of not collecting a dividend, you will not experience a return on your investment, unless the price of our common stock appreciates and you sell your shares of common stock.

GOING CONCERN

The Company s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to develop and design an Internet web site that advertises and sells used cars, trucks and recreational vehicles. Until this occurs, shareholders of the Company have committed to meeting the Company s operating expenses. The Company has only one employee and minimal overhead expenses, therefore, funds necessary to support operations for the year 2002 are to be provided by shareholders of the Company. The Company intends to continue its efforts to raise additional funds from investors to allow the development of the business plan to be expedited.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND THERE CAN BE NO ASSURANCE THAT A MARKET WILL EVER DEVELOP.

There is currently no market for our common stock and there can be no assurance that a market will ever develop. We intend to apply for the listing of our common stock on the OTC Electronic Bulletin Board. In the event that our common stock is approved for listing and a market for our common stock does develop, it will likely be limited, sporadic and highly volatile. There currently is no market and investors may be unable to sell their shares if a market never develops.

3 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled Prospectus Summary, Risk Factors, Management s Discussion and Analysis of Financial Condition and Plan of Operations and Business, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under Risk Factors and elsewhere in this prospectus. When used in this prospectus, the words will, believes, anticipates, intends, estimates, expects, projects, should, predicts and similar expressions are intended to identify forward-looking statements, although natal forward-looking statements contain these identifying words. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by selling stockholders.

DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future. Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

DETERMINATION OF OFFERING PRICE

We can give no assurance that a public market will develop for the selling stockholders. We plan to have NASD market maker Wilson-Davis and Company of Salt Lake City, Utah distribute any offers made by selling stockholders to the investing public. If the market maker receives any bids from public investors, these will be shown to selling stockholders. All sales by selling stockholders will have to be matched by bids from the public. We anticipate the initial market, if any, for selling stockholders will be very limited and the price will vary based on the supply from selling stockholders and bids indicated by the public. We have verbally advised all our selling stockholders to expect a limited public market and their ability to sell shares will depend on bids from public investors. There is currently no public trading market for our securities and we can provide no assurance that any market will develop.

The offering price of the shares have been arbitrarily set by the Company and bears no relationship to the Company s assets, liabilities or earnings.

MANAGEMENT S DISCUSSION AND ANALYSIS of FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

General

We are a development stage company with a limited operating history. Frank Crnkovich, our founder and chief executive officer began operations as a sole proprietorship in December 2001. In December 2001, Virtuallot, Inc. was incorporated in Nevada, and Mr. Crnkovich contributed a web site to the company. To date, we have concentrated on raising the necessary capital in order to develop our web site. As of January 23, 2002, we had not generated any revenues. Our fiscal year is June 30. The financial information contained in this prospectus is for the period from inception, December 2001, through January 23, 2002.

We have limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have material adverse effect on our business.

From inception through January 23, 2002, we have utilized funds raised in a private placement offering conducted by our sole officer and director. We have not recorded any revenues and have incurred net losses from operations totaling approximately ($30,850) from inception through January 23, 2002.

Our current cash forecast indicates that there will be negative cash flow from operations for the foreseeable future. We are currently seeking short-term and long-term debt or equity financing sufficient to fund projected working capital and web site development and marketing needs. However, we can provide no assurance that we will be successful in raising funds, that the amount and terms of any financing will be acceptable, or that profits from the sale of our services in the future will be sufficient to fund our working capital, web site development, and marketing expenditure requirements.

Plan of Operations for Year End 2002

Our initial administrative expenses were approximately $30,850 as of January 23, 2002. These initial expenditures were funded by proceeds of our December 2001, and January 2002, offerings, in which we raised $15,000 and for stock issued at market value for non-cash expenses.

We do not currently generate any revenues and we can provide no assurance that we will be able to generate revenues in the future.

Based on our projections we believe we will need to raise up to $1,000,000 to launch our web based business. We plan to raise this money once approved by the SEC via a Regulation A offering. It is our opinion (based on meetings with potential institutional investors) that the problems with raising capital for non-reporting internet based companies over the past two years have significantly decreased.

The money raised via a Regulation A offering will be used to develop and re-tool our web-site (approximately $200,000), fund sales and marketing expenses (approximately $600,000) and to fund general working capital expenses (approximately $200,000).

Our cash reserves as of January 23, 2002 are approximately $9,150. Subsequently, on January 31, 2002, a stock subscription receivable was collected to increase approximate cash reserves to $14,150. We will require significant working capital in order to develop our business plan as intended. We have limited our current operations to fine tuning our marketing plan, making contact with potential investors, and small developments in our web site. A regional launch of the web site and our marketing plan is planned for 3 months after our funding. At that time our web site will be completely functional (though in constant upgrade), our marketing plan will be launched and sales will be possible on the web site.

Our current monthly working capital expenditures are approximately $1,000. We plan to continue such limited operations until such time as our funding is complete. Once our Registration is approved by the SEC we will begin to draft our Regulation A filing and move forward with our Business Plan. We are able to work on a limited budget because we have only one employee and we have minimal overhead expenses. We believe our current cash reserves will provide sufficient working capital to maintain current operations through March 2003.

The foregoing are merely estimates, and we can provide no assurance that unexpected expenses will not shorten the period of time within which our funds may be utilized.

If we are unable to raise additional funds before March 2003, we may have to sell assets or cease operations. Although we have no commitments for capital, we may raise additional funds through:

Public offerings of equity, securities convertible into equity or debt,

Private offerings of securities or debt, or

Other sources.

Our investors should assume that any additional funding would cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

BUSINESS

General

Virtuallot is an early staged auto sales company that intends to develop and market an advanced Internet web site that will allow both individual sellers and dealers the opportunity to advertise and sell used cars, trucks, boats and recreational vehicles over the Internet. Other planned features include financing, warrantees, credit insurance, comparison shopping and other consumer friendly services.

Our mission is to provide a quick, no hassle system to both seller and purchaser of vehicles that would otherwise be cumbersome and frustrating to both. Neither would have to leave their home or office to experience a hassle free sale or purchase. The business would be solely Internet based and provide a means to advertise, shop, compare, purchase, finance, and insure used cars, trucks, boats, and recreational vehicles.

We intend to develop the web site for national usage, however our initial marketing plan will be directed towards the Western Region of the United States. We feel that by directing our initial marketing program to this region we will have a better opportunity to build long-term relationships with dealers and therefore increase our chance of growth and success. We currently have contacts with regional dealers and through conversations with these dealers we believe that our marketing plan will succeed. There are currently approximately 50,000* new and used car dealers in the United States and approximately 6,500* of those dealers are located in the 9 Western States. Our marketing plan supports these dealers and also adds the opportunity of the individual to sell their vehicle as well.

The company will receive revenues through membership fees charged to individuals and dealers for listing and selling their vehicles on our site; financing fees, credit insurance fees, advertising (auto insurance sales and credit cards) and extended warrantees. The support for these revenue avenues will be available once financing is complete.

* Dealership statistics are derived from the United States Census Bureau 1997 Automobile Industry Reports.

Our Business Strategy

We anticipate that many traditional shoppers will migrate to electronic shopping and that the electronic dissemination of content will increase. The United States Census Bureau of The Department of Commerce states that total e-commerce sales rose 19.3 percent in 2001 over year 2000 where retail sales rose only 3.3 percent for the same period. We believe that the anticipated migration from traditional shopping to electronic shopping, and the anticipated increase in the electronic dissemination of content, will present a business opportunity in the delivery of automotive vehicles, services and advertising. Our principal strategies to capitalize on this prospective opportunity are detailed below.

Create an Appealing Website.

The web site will be dynamic in that it will be ever changing by being data driven. We are focusing on developing a proprietary and interactive software that interfaces with our databases. This approach allows the dealer and individual seller access to their inventory and the ability to make changes to price, selection, and availability on a moment s notice. They will be able to upload photos and video, change text, and all of their personal data but most importantly they will be able to do this without having to have a degree in programming. Our design is intended to be user friendly for both the seller and the buyer. We are designing a site that people will want to use, and want to talk about. It is our opinion that most site usage is not derived from search engines but from word of mouth, we are dedicated to developing a site that will have people recommending it to friends, family and business associates.

Build Strong Name Recognition.

Virtuallot plans to implement a direct marketing program that will be directed to the market in the Western 9 states, once funding is in place. By focusing on this region we will be better able to see the markets reactions first hand and implement changes to our plan as we recognize potential areas of improvement. We also already have a strong base of regional connections within the auto industry. We have developed contacts regional youth organizations, schools, and other potential buyers, that will give us aid in our launch of the site. By offering special promotions and directing a part of our marketing plan to schools/universities, youth organizations, and seniors programs we will be able to capture the attention of a large number of potential buyers. Because of this type of marketing we will be able to offer more to the dealers and individual sellers than most of our competitors.

Maintain Technology Focus and Expertise.

We intend to develop, acquire and implement technology-driven enhancements to our web site that enable users to a full 360 degree, interior and exterior view of the vehicles and recreational vehicles for sale. The characteristics and enhancements of our electronic delivery will make user interfaces as simple, informative and engaging as possible.

Enhance and Expand Services.

To make our web site appealing to buyers, sellers, sponsors and advertisers, we believe that we must provide a variety of quality information and additional services on our web site. We expect to provide financing, extended warrantees, insurance and other market information related to the automotive industry through third party agreements, links to alternate web-sites and through constant development and enhancements to our web-site.

Create and Grow a Repeat Customer Base.

Our basic belief is that if our web site is user friendly, offering targeted marketing, efficient advertising, special options (video streaming, speed, and useable technology) plus the added benefits of financing, warrantees, comparative pricing etc. we will be able to capture and keep a repeat client base. The sellers will continue to advertise their cars as long as we keep our site active and well managed. The buyers will continue to visit our site looking for the next purchase, and will recommend our site to friends, family and associates because of the ease of use and efficient service.

We intend to have a special Oldies section on our site designed to appeal to the vintage buyers, those looking for that car from the past. Once we have established our self as a member of that group (through direct marketing and personal contacts) it will be easy to expand into other areas such as those looking for the Airstream of yesteryear.

Develop Sponsor and Advertising Revenues.

With the role of advertising on the Internet ever changing we intend to direct our efforts in sponsorship arrangements. We have identified potential clients that would gain new exposure through advertisement of their services on our web site. We are developing our site so that the services offered will be directed to the geographical region of the sponsor/advertiser, this is controlled by the buyer directing their search to a region versus a national search. Sponsors will be charged based on the number of regions they wish to appear in. We plan to make these contracts on a per year basis and not on a per click basis. We believe that this type of service will enhance the sponsor s chances of gaining recognition and increasing sales. Presently, we do not have any contracts with any sponsors or advertisers.

8.2.7 Create an Infrastructure through strong regional sites and special packages.

It is our objective to target and develop our initial site for usage in the Western 9 states. With this objective in mind we will be able to direct all of our efforts and expenditures into creating an environment for this region and its special needs. We plan to take into consideration the different needs within this region vs. the needs in other regions. These needs may include climate, weather, recreation, location and distance. An example of this type of focus could be related to the number of Recreation Vehicles that would be in use for travel through the National Parks, Pacific Coast, and Seniors who wish to explore in their retirement. By having sponsors designed to aid in these ventures and by offering a great way to buy the vehicle then resell it after the trip, we hope to capture an untapped market. These specially designed campaigns will dynamically increase as the site is used, this program is both easy to implement and easy to market.

8.2.8 Attract and Retain Exceptional Employees.

We currently have only one employee, Frank Crnkovich, our president and chief executive officer. We believe that versatile and experienced employees provide significant advantages in the rapidly evolving market in which it will compete. We are committed to building a talented employee base and to attracting an experienced management team. Currently, we are in discussions with potential employees that would greatly enhance our ability to carry out our Business Plan.

Revenues

As of January 23, 2002, we have not generated any revenues from any sources. We intend to generate revenues from various sources including but not limited to membership fees, and finance fees, extended warrantees & insurance fees and additional third party advertising and sponsorship agreements.

Membership Fees.

We expect to obtain a portion of our revenues by selling memberships on our web site to existing automobile dealerships regionally. The charge for providing this membership is $695.00, payable in advance for a term of twelve months. Members could then cost effectively list multiple vehicles over the specified time of their membership. We will also charge a minimal fee of $29.95 to individuals for listing their vehicle on our site. This minimal fee will help us attract users to the site in the beginning. We believe this will enable our company to gain repeat customers, build name recognition and promote our services to a larger nationwide customer base. Currently, we do not have any members and have not collected any revenues.

Financing Fees.

We expect to obtain a portion of our revenues from sales contracts provided to the buyer for financing their purchase. We expect to enter into third party agreements with banking institutions nationwide for various credit terms. The company then expects to receive a percentage of each financing agreement provided to the banking institution. We have not yet entered into any agreements with banking institutions and have not collected any revenues.

Insurance Fees.

We expect to obtain a portion of our revenues from additional insurance sold to the buyer after financing their vehicle. We expect to enter into third party agreements with insurance providers nationwide for life insurance and disability insurance on the buyer s sales contract. The company will expect to receive a percentage of each insurance policy provided to the buyer by the insurance provider. We do not currently have any third party agreements in place to provide insurance and have not collected any insurance fees. The cost of a Credit Insurance License through the Department of Insurance with the State of Nevada is $345.00.

Extended Warrantees.

We expect to obtain a portion of our revenues by selling extended warrantees to the buyer for vehicle break down and maintenance service, which may or may not be available from the vehicles manufacturer at time of purchase. Extended warrantees provided by our company may extend the manufactures warrantee or provide the buyer the only current warrantee available on their purchase. Contract terms will vary depending on the age and mileage of the vehicle purchased. The company intends to provide this service through obtaining third party agreements with applicable institutions nationwide. We do not currently have any agreements in effect and have not received any revenues from these institutions or from the sale of extended warrantees.

Sponsorship Advertising Revenue.

Regional marketing and our special promotions (i.e. recreational vehicle travel in the west) we intend to gain sponsorship revenue by offering them the opportunity to advertise within a given area and or program. This target marketing advertising will have greater impact on the businesses and will allow for higher margins with regard to cost vs. sales generated. Our initial targets will include local tire manufactures, maintenance providers, insurance providers, appraisers/inspectors (used mainly for higher priced vehicles and boats). These targets will expand as our site expands and we begin to develop our special promotions. The sponsor will be given a direct link from our site to theirs or give an opportunity to create a simple page of information if they do not have a site. The sponsors will be charged on the number of areas they wish to be viewed in and not on the number of hits/visits generated. We will use this information once it is available to renew their sponsorship and raise rates where appropriate.

Non-Sponsor Link Fees.

We expect to derive a portion of our revenues by providing links on our web site to existing web sites maintained by persons who are not sponsors and who do not go as far as purchasing banner advertising on our web site. We believe that the charges for providing these links would be fixed fees payable in their entirety in advance for a period of six months to a year.

Marketing Strategy

The goal of our marketing strategy is to (i) Create a valuable competitive product that will allow us to move forward as a reputable advertiser and service provider of vehicles to the general public via the internet site (ii) increase regional loyalty by offering our sellers and buyers a site that is easy to use, informative, pro-active, and anticipates their needs before they do (iii) develop new and expanding revenue opportunities.

Our strategy is to employ a variety of media, program and product development, business development and promotional activities to achieve these goals. By entering into co-marketing agreements with other companies wherein information about Virtuallot will be featured on other companies web sites in exchange for placing those companies information on our web site. We also intend to engage in a coordinated program of print advertising in specialized and regional circulations, not limited to newspapers, magazines, billboards, mailers, trade shows, etc., provided we obtain sufficient funding or generate sufficient revenues.

Competition

We are aware of the number of competitors in the current market place and through our specialized marketing approach and the number of potential buyers we do not anticipate any problem gaining a market share if we are able to generate funding to implement this plan.

We believe we will offer a service to regional and local dealers that will enhance their current marketing programs and that will allow us an ease of introduction into their markets via direct mail and other promotions.

There are many factors in the market that will not enhance our ability to succeed however, knowing this fact and identifying potential problem areas will allow us to implement a plan that will surpass those obstacles. They include existing advertising programs by automotive dealerships and competing dot coms.

We believe that the number of Internet companies relying on web-based Advertising revenues will increase greatly in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on its advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition.

Many of our initial and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than us. Such competitors will likely be able to undertake more extensive marketing campaigns for their names and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, commerce companies, advertisers and third-party service providers. We can provide no assurance those competitors sites that offer automotive sales services will not be perceived by advertisers as having more desirable web sites for placement of advertisements. Accordingly, we can provide no assurance that:

We will be able to grow our membership, traffic levels and advertiser customer-base to levels required for profitability; or Competitors will not experience greater growth in traffic than us as a result of such relationships which could have the effect of making their web sites more attractive to advertisers; or We will procure strategic partners or that (once procured) such strategic partners will not sever or will elect not to renew their agreements with us.

We can provide no assurance that we will be able to compete successfully in our industry.

Our Web Site

Although we have begun the development and design of our web site, it will require significant capital to establish a fully operational web site that can serve and support a large number of visitors daily. We cannot estimate when the web site will be fully operational because we do not currently have the working capital necessary to fund such development.

We estimate that it will cost approximately $200,000 to complete the site, including design and development costs with a full time administrator. Due to the high number of companies that have ceased to exist in the past 18 months we anticipate that we will be able to again access to equipment at greatly reduced costs. This will allow us the opportunity to implement our website at a much lower cost. The site will initially be hosted from a remote location where we only need to provide a server and do not have the costs associated with a dedicated T-1 or greater connection capability. We can upload all required programming updates and service from home.

The development of our website to include such characteristics as 360-degree virtual tours of the interior and exterior of vehicles being offered, easy updates by sellers, compressed video transmissions will all enhance the usage of the site and the fun in searching for the perfect vehicle. We believe these added benefits will enable the buying community to have greater confidence in their purchase and attract more sponsors to our site. Furthermore, we believe that the development and use of the virtual tour option on our website may generate a market awareness for specialty or vintage type vehicles where appearance is critical to the value and sale of the specialty or vintage vehicle.

Government Regulation

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to the automotive businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.

User Privacy Issues. Internet user privacy has become an issue both in the United States and abroad. Some commentators, privacy advocates and government bodies have recommended or taken actions to limit the use of personal profiles or other personal information by those collecting such information.

Internet Taxation. The tax treatment of activities on or relating to the Internet is currently unsettled. A number of proposals have been made at the federal, state and local levels and by foreign governments that could impose taxes on the online sale of goods and services and other Internet activities. The Internet Tax Freedom Act was signed into law in 1998, placing a three-year moratorium on new state and local taxes on Internet commerce. There is no assurance that this moratorium will be extended, nor can there be any assurance that future laws imposing taxes or other regulations on commerce over the Internet would not substantially impair the growth of Internet commerce and as a result could make it cost-prohibitive to operate its business.

Employees

In December 2001, we employed one part-time employee, Frank Crnkovich. However, at the present time Mr. Crnkovich does not receive any compensation, and will not receive any compensation for his services until we begin operations. Mr. Crnkovich received 20,000,000 shares of common stock for developing a business plan, web site, initial concept of Virtuallot, sole officer and director, employment background and knowledge of the automobile industry. Mr. Crnkovich dedicates approximately fifteen percent (15%) of his working time to Virtuallot. We do not have the necessary working capital to hire additional employees.

Legal Proceedings

There are currently no legal proceedings pending to which we are a party or to which any of our properties are subject.

Facilities

Our headquarters are located in a 500 square foot office on the premises of Frank Crnkovich s residence and is located at 5016 Adelaide Court, Winnemucca, Nevada, 89445. We currently do not pay rent nor have we entered into a sublease agreement with Mr. Crnkovich. Mr. Crnkovich has agreed to engage in this agreement until the company s sales volume requires additional administrative staff in order to locate our headquarters to other third party facilities.

MANAGEMENT

Director and Executive Officer

Our sole Director and Executive officer is:

NAME AGE POSITION

Frank Crnkovich 42 Director, president, chief executive officer,

chief financial officer and secretary

Frank Crnkovich has served as our sole director and as our president, chief executive officer, treasurer and secretary since inception. Mr. Crnkovich has an extensive background in sales and business management within the automobile industry. Starting June of 2001 to present, Mr. Crnkovich has been the Sales manager for Sonoma Cycle in Winnemucca, Nevada. His duties include inventory control, sales management, advertising, financing and warranties, customer satisfaction and appraisals. He started within the industry at Dan Barton Oldsmobile, Cadillac and Isuzu in Coeur d Alene, Idaho in November of 1986. In his eight years with Dan Barton, Mr. Crnkovich worked extensively across all business aspects of the dealership including but not limited to sales and service, finance and insurance, appraisals and various management roles. In January of 1994 to May of 2001 Mr. Crnkovich was employed as General Manager of Billingsley Motors of Winnemucca, Nevada. His responsibilities included Advertising, Human Resources, and Customer Satisfaction as well as overseeing the Service, Sales, Finance, Accounting and Parts Departments. He was also certified to work with the General Motors VOMS (Vehicle Order Management System) and Pro-Spec Computer Systems and the Chrysler National Dial Computer System. Throughout his career Mr. Crnkovich has attended numerous training courses specifically targeting the automotive industry in subjects of sales, management and various computer systems.

As provided in our by-laws, our stockholders at our annual meeting elect our director annually. Our sole officer serves at the discretion of the board of directors.

EXECUTIVE COMPENSATION

We issued Mr. Crnkovich 20,000,000 shares of common stock in December 2001 for services rendered, valued at $20,000. The 20,000,000 shares vested immediately. Mr. Crnkovich does not receive any cash or other compensation for services rendered to Virtuallot as an officer or director. Mr. Crnkovich has not received any other compensation from inception to the date of this prospectus. We do not currently have any employment agreements.

Stock Options and Warrants

In December 2001, Mr. Crnkovich, as the sole director on the board of directors and as the majority shareholder, approved and adopted Virtuallot s 2002 Stock Option Plan. As provided in the plan, options to purchase 3,000,000 shares of common stock may be granted to employees, officers, directors, and consultants of Virtuallot. Options granted under the plan generally expire five to ten years after the date of grant. Currently, no options to purchase shares have been issued.

Limitation of Directors Liability

Our articles of incorporation and by-laws eliminate, subject to the exceptions listed below, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. The articles of incorporation and by-laws do not permit eliminating or limiting the personal liability of a director for:

Any breach of the director s duty of loyalty to Virtuallot or our stockholders,

Acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law,

Any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director s office, or

An act or omission for which the liability of a director is expressly provided by an applicable statute.

This provision of the articles of incorporation and by-laws will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision, and such stockholder s only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to the board s action in respect of such transaction or event. In these cases, our stockholders and Virtuallot could be injured by a board s decision and have no effective remedy.

PRINCIPAL STOCKHOLDERS

The table below sets forth the beneficial ownership of common stock of our sole officer and director, and the sole holder of five percent or more of our common stock.

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NUMBER OF SHARES OF

NAME AND ADDRESS COMMON STOCK

OF BENEFICIAL OWNERS BENEFICIALLY OWNED PERCENTAGE OF OWNERSHIP

Frank Crnkovich 20,000,000 90.8%

All officers and directors

as a group (1 person) 20,000,000 90.8%

Mr. Crnkovich s principal business address is 5016 Adelaide Court, Winnemucca, Nevada, 89445. Mr. Crnkovich received his shares of common stock for services rendered and nominal assets.

RELATED PARTY TRANSACTIONS

Our office is located in space subleased by Mr. Crnkovich. We currently do not pay rent and we have not entered into a lease agreement. In December 2001, we issued Mr. Crnkovich, 20,000,000 shares of our common stock for services rendered and nominal assets valued at $20,000.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock. As of January 2002, there were 22,030,000 shares of common stock issued and outstanding that were held of record by approximately twenty-four shareholders. No shares have been reserved for issuance upon the exercise of warrants or options.

The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available.

Preferred Stock

We are authorized to issue of up to 20,000,000 shares of preferred stock. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

Transfer Agent

American Registrar & Transfer Co. Serves as the transfer agent for the shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 23, 2002, there are 22,030,000 shares of our common stock outstanding. Currently there are no outstanding shares available for sale under Rule 144. Upon the effectiveness of this registration statement, the 2,030,000 shares of common stock to be sold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. The remaining 20,000,000 shares, which are held by Mr. Crnkovich, and were issued on December 18, 2001, are restricted shares within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144. As of January 23, 2002, none of Mr. Crnkovich s shares qualify for resale under Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Virtuallot is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

One percent of the number of then outstanding shares of common stock, or

The average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must beamed in unsolicited brokers transactions or to a market maker. A person who isn t an affiliate of Virtuallot under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This prospectus relates to the resale of 2,030,000 shares of common stock by the selling stockholders. The fixed price per share is 50 cents per share until such time as the shares are quoted on the OTC:BB or other specified market. The selling stockholders purchased the shares being offered by this prospectus in private offerings made under Rule 506 of Regulation D of the Securities Act. In connection with those offerings, each selling stockholder entered into a registration rights agreement with Virtuallot, which granted the selling stockholder demand registration rights for the shares it purchased. The selling stockholders exercised their demand registration rights, requiring us to register the resale of their shares. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Assuming all shares of common stock in the following tables resold, none of the selling stockholders will own greater than 1% of our common stock.



SHARES PERCENTAGE SHARES

BENEFICIALLY OWNED BENEFICIALLY

STOCK- OWNED BEFORE AMOUNT AFTER

HOLDER BEFORE RESALE RESALE OFFERED OWNED RESALE

Bret Andreas 1,000 < 1% 1,000 0

Rae Isom 1,500 < 1% 1,500 0

Karen DeBirk 1,500 < 1% 1,500 0

Lionel Brown 3,000 < 1% 3,000 0

Helen Crnkovich 2,500 < 1% 2,500 0

Kim Gillespie 1,000 < 1% 1,000 0

Janine Brown 1,500 < 1% 1,500 0

Shandell Pino 1,000 < 1% 1,000 0

Clint Gillespie 1,000 < 1% 1,000 0

David Black 200,000 < 1% 200,000 0

Cristy Brown 800,000 =3.63141% 800,000 0

Mike Crnkovich 800,000 =3.63141% 800,000 0

Dani Andreas 1,000 < 1% 1,000 0

Richard Day 100,000 < 1% 100,000 0

Cody Zesiger 5,000 < 1% 5,000 0

Camille Zesiger 5,000 < 1% 5,000 0

Randall L. Skeen 1,000 < 1% 1,000 0

Todd Mechum 1,000 < 1% 1,000 0

Sean Robinson 1,000 < 1% 1,000 0

Katlynn Crnkovich 33,000 < 1% 33,000 0

Kristen Crnkovich 34,000 < 1% 34,000 0

Kimberley Crnkovich 33,000 < 1% 33,000 0

James L. Stith 1,000 < 1% 1,000 0

Wesley Argyle 1,000 < 1% 1,000 0

TOTAL SHARES 2,030,000 2,030,000 0



Black, Stith & Argyle, P.C. is counsel for Virtuallot in connection with this registration statement and in giving an opinion on the validity of the securities being registered.

The 2,030,000 shares offered by the selling stockholders may be sold in one or more of the following methods, without limitation:

Ordinary brokerage transactions and transactions in which the broker solicits purchases; and face-to-face transactions between sellers and purchasers without broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of these shares being registered under the Securities Act, holders who subsequently resell the shares to the public may be deemed tube underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling stockholders regarding such liability.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Currently, there is no public trading market for our securities and we can provide no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. As of January 23, 2002, there were approximately 24 shareholders of record.

INTEREST OF NAMED EXPERTS AND COUNSEL

Principals of Black, Stith & Argyle, P.C. own 202,000 shares of our common stock.

EXPERTS

The financial statements of Virtuallot, Inc. appearing in this Form SB-2 registration statement have been audited by Chisholm & Associates, independent auditors, as set forth in their report and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Black, Stith & Argyle, P.C., Salt Lake City, Utah.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Attention: Frank Crnkovich, President

Virtuallot, Inc.

5016 Adelaide Court

Winnemucca, Nevada, 89445

(775)-625-4334

Our fiscal year ends on June 30. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC s public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors fiduciary duty of care. Our articles of incorporation limit the liability of our directors and our stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director s fiduciary duty s a director, except for liability for:

Any breach of the director s duty of loyalty to Virtuallot or our stockholders,

acts or omissions not in good faith that constitute a breach of duty of the director to Virtuallot or an act or omission which involves intentional misconduct or a knowing violation flaw,an act or omission for which the liability of a director is expressly provided by an applicable statute, or (4) any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director s office.

The inclusion of this provision in the articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Virtuallot and our stockholders.

Our articles of incorporation provide for the indemnification of our executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The articles of incorporation include related provisions meant to facilitate the indemnities receipt of such benefits. These provisions cover, among other things:

Specification of the method of determining entitlement to indemnification and the selection of independent counsel that will income cases make such determination, specification of time periods by which payments or determinations must be made and actions must be taken, and the establishment of certain presumptions in favor of indemnities.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers or persons controlling Virtuallot, as provided in the foregoing provisions, Virtuallot has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The Registrant shall pay the expenses.

SEC Registration $ 242.58

Printing and Engraving Expenses $ .*

Legal Fees and Expenses $ 2500.00

Accounting Fees and Expenses $ 1500.00

Miscellaneous $ .*

TOTAL $ 4242.58

RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth information for all our securities sold since inception, without registration under the Securities Act. There were no underwriters in any of these transactions, nor were any sales commissions paid thereon.

1. In December 2001, we issued Frank Crnkovich 20,000,000 shares of common stock for services rendered and nominal assets, which were valued at $20,000. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act, as Mr. Crnkovich is our sole officer and director and an accredited investor, and since the transaction was non-recurring and privately negotiated.

2. On January 20, 2002, the Company issued 2,000,000 shares of common stock to outside individuals for services rendered valued at $10,000.

3. On January 20, 2002, we sold 30,000 shares of our common stock at an aggregate purchase price of $15,000 to 17 accredited investors. We believe that these transactions were exempt from registration under Rule 506 of Regulation D of the Securities Act.

EXHIBITS

Index to Exhibits

EX-1 3.1 Articles of Incorporation

EX-2 3.2 By-Laws of Virtual, Inc.

EX-3 4.1 Form of specimen of common stock

EX-4 5.1 Legal Opinion and Consent of Black, Stith & Argyle

EX-5 10.2 2002 Employee Stock Option Plan

EX-6 20.1 Consent of Chisholm & Associates

UNDERTAKINGS

The undersigned registrant undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act;

Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

Include any additional or changed material on the plan of distribution.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of these such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Winnemucca, State of Nevada, on the 25 day of January 2002.

VIRTUALLOT, INC.

BY: /s/ FRANK CRNKOVICH

------------------------------------------

FRANK CRNKOVICH, President

This registration statement has been signed by the following persons in the capacities and on the dates indicated:



Signature Title Date

By:/s/ FRANK CRNKOVICH April 22, 2002

Director, President, Chief

---------------------------------------

FRANK CRNKOVICH Executive Officer, Chief Accounting

Officer, and Secretary

INDEPENDENT AUDITORS REPORT

The Board of Directors

Virtuallot, Inc.

(A Development Stage Company)

Winnemucca, Nevada

We have audited the accompanying balance sheet of Virtuallot, Inc. (a development stage company) as of January 23, 2002 and the related statements of operations, stockholders equity and cash flows from inception on December 18, 2001 through January 23, 2002. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtuallot, Inc. (a development stage company) as of January 23, 2002 and the results of its operations and its cash flows from inception on December 18, 2001 through January 23, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no operations, which raises substantial doubt about its ability to continue as a going concern. Management s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm & Associates

North Salt Lake City, Utah

April 22, 2002

VIRTUALLOT, INC.

(A Development Stage Company)

Balance Sheet

<table>

ASSETS

January 23,

2002

CURRENT ASSETS

Cash and cash equivalents $ 9,150

Total Current Assets 9,150

TOTAL ASSETS $ 9,150

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES

Accounts payable $ -

Total Liabilities -

STOCKHOLDERS EQUITY

Preferred stock; 20,000,000 shares authorized

of $0.001 par value, -0- shares issued -

Common stock; 100,000,000 shares authorized

of $0.001 par value, 22,030,000 shares issued

and outstanding 22,030

Additional paid-in capital 22,970

Stock subscription receivable (Note 3) (5,000)

Deficit accumulated during the development stage (30,850)

Total Stockholders Equity 9,150

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY $ 9,150

</table>

VIRTUALLOT, INC.

(A Development Stage Company)

Statement of Operations

<table>

For the From

Period from Inception on

December 18, December 18,

2001 Through 2001 Through

January 23, January 23,

2002 2002

REVENUES $ - $ -

EXPENSES 30,850 30,850

NET LOSS $ (30,850)$ (30,850)

BASIC LOSS PER SHARE $ (0.00) $ (0.00)

WEIGHTED AVERAGE NUMBER OF 20,174,000 20,174,000

SHARES OUTSTANDING

</table>

VIRTUALLOT, INC.

(A Development Stage Company)

Statement of Stockholders Equity

Deficit

Accumulated

Additional Stock During the

Common Stock Paid-In Subscription Development

Shares Amount Capital Receivable Stage

Balance at inception on

December 18, 2001

. - $ - $ - $ - $ -

Common stock issued to

founders for services rendered

at $0.001 per share on December 18, 2001

. 20,000,000 20,000 - - -

Common stock issued for

services rendered at $0.005

per share on December 20, 2001

. 2,000,000 2,000 8,000 - -

Common stock issued for

cash at $0.50 per share on

January 20, 2002

. 30,000 30 14,970 (5,000) -

Net loss from inception on

December 18, 2001 through

January 23, 2002

- - - - (30,850)

.

Balance, January 23, 2002

. 22,030,000 $ 22,030 $ 22,970 $ (5,000) $ (30,850)

</table>

VIRTUALLOT, INC.

(A Development Stage Company)

Statement of Cash Flows

<table>

For the From

Period from Inception on

December 18, December 18,

2001 Through 2001 Through

January 23, January 23,

2002 2002

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss $ (30,850) $ (30,850)

Common stock issued for services rendered 30,000 30,000

Net Cash Used by Operating Activities (850) (850)

CASH FLOWS FROM INVESTING ACTIVITIES - -

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash 10,000 10,000

Net Cash Provided by Financing Activities 10,000 10,000

NET INCREASE IN CASH 9,150 9,150

CASH, BEGINNING OF PERIOD - -

CASH, END OF PERIOD $ 9,150 $ 9,150

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

Interest $ - $ -

Income taxes $ - $ -

</table>

VIRTUALLOT, INC.

(A Development Stage Company)

Notes to the Financial statements

January 23, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

The financial statements presented are those of Virtuallot, Inc. (a development stage company) (the Company ). The Company was incorporated in the State of Nevada on December 18, 2001 primarily to develop and design an Internet web site that advertises and sells used cars, trucks and recreational vehicles.

The Company has had minimal operations, and has no assets and liabilities except for cash. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

b. Accounting Method

The Company s financial statements are prepared using the accrual method of accounting in accordance with generally accepted accounting principles.

c. Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basis Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

From

Inception on

December 18,

2001 Through

January 23,

2002

Numerator - loss $ (30,850)

Denominator - weighted average number of shares outstanding

20,174,000

Loss per share $ (0.00)

Additional Accounting Policies

Fiscal year End

The Company has elected a fiscal year end of June 30.

Additional accounting policies will be established once planned principal operations commence.

NOTE 2 - GOING CONCERN

The Company s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to develop and design an Internet web site that advertises and sells used cars, trucks and recreational vehicles. Until this occurs, shareholders of the Company have committed to meeting the Company s operating expenses. The Company has only one employee and minimal overhead expenses, therefore, funds necessary to support operations for the year 2002 are to be provided by shareholders of the Company. The Company intends to continue its efforts to raise additional funds from investors to allow the development of the business plan to be expedited.

NOTE 3 - STOCK TRANSACTIONS

On December 18, 2001, the Company issued 20,000,000 shares of common stock valued at $20,000 to its President and sole officer for services rendered in connection with incorporating the Company. These shares are considered to be founder shares.

On January 20, 2001, the Company issued 2,000,000 shares of common stock to outside individuals for services rendered valued at $10,000.

On January 20, 2002, the Company sold 30,000 shares of common stock to several individuals at $0.50 per share for a total of $15,000. As of January 23, 2002, only $10,000 of the $15,000 had been collected. Accordingly, the Company has recorded a stock subscription receivable of $5,000 in the accompanying financial statements as of January 23, 2002. The $5,000 was subsequently collected on January 31, 2002.

2,030,000 Shares

Virtuallot, Inc.

Prospectus

Common Stock

____________________

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until _______________, all dealers and selling stockholders that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription